UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2017

UBIQUITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55288	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Research Drive, Irvine, California 92618

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 489-7600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

Suspension of Trading and Pending Administrative Hearing.

As disclosed on March 20, 2017 in the Form 8-K filed by Ubiquity, Inc., a Nevada corporation (the “Company” or “Ubiquity”) (OTC Link: UBIQ), on March 20, 2017, the Securities and Exchange Commission (“SEC”) announced the temporary suspension of trading in the securities of the Company pursuant to Section 12(k) of the Securities Exchange Act of 1934 (“Exchange Act”). As stated in its release, the SEC temporarily suspended trading in the securities of Ubiquity due to a lack of current and accurate information about the Company.

The Company also disclosed that it was named as a respondent in an Order Instituting Administrative Proceedings (the OIP”) and Notice of Hearing Pursuant to Section 12(j) of the Exchange Act, File No. 3-17884 (the “Hearing”). The purpose of the Hearing before an Administrative Law Judge is to determine whether it is necessary and appropriate for the protection of investors to suspend for a period not exceeding twelve months or revoke the registration, of each class of securities of the Company registered pursuant to Section 12 of the Exchange Act. The Hearing was originally scheduled for April 17, 2017.

On April 7, 2017, the Company, which has been delinquent in its periodic filings following its report for the quarter ended September 30, 2015, filed its Answer to the OIP and advised the SEC and the Administrative Law Judge that it plans to become current by June 30, 2017. On April 11, 2017, the Administrative Law Judge vacated the April 17, 2017 hearing date and issued a scheduling order for the SEC’s intended motion for summary disposition, pursuant to 17 C.F.R. § 201.250(b). The SEC must file its motion by June 15, 2017. The Company’s opposition to the SEC’s motion and the SEC’s reply will be due on July 3, 2017, and July 10, 2017, respectively.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2017

UBIQUITY, INC.

	By:	/s/ Brenden Garrison
Brenden Garrison,
Chief Financial Officer

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